Exhibit  10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is made and entered into as of the 18th day of July 2012, by and between Blue Cap Development Corp., a Nevada corporation with its principal place of business in Salt Lake City, Utah (hereinafter referred to as “Assignor”); and Westgate Acquisitions Corporation, a Nevada corporation with its principal place of business in Salt Lake City, Utah (hereinafter referred to as “Westgate”).

RECITALS

WHEREAS, Assignor desires to relinquish and release any and all ownership interests in and to certain mining and/or mineral leases and/or claims described herein and desires to sell, transfer and assign such ownership interests in these leases and/or claims to Westgate for the consideration and pursuant to the terms and conditions set forth herein; and

WHEREAS, Westgate desires to acquire from Assignor those certain mining and/or mineral leases and/or claims described herein in exchange for the consideration described herein.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

AGREEMENT

1.           Assignment of Leases and/or Claims.  Assignor has an ownership interest in and to certain mining and/or mineral leases and/or claims located in Sections 15, 16, 21, 22, T 8 S, R 15 E, New Mexico Principal Meridian, Soccoro County, New Mexico, and which are more adequately described in Attachment No. 1 to this Agreement (collectively referred to herein as the “Claims”), which attachment by this reference is made a part hereof.  Assignor hereby agrees to grant, assign and transfer outright to Westgate upon execution of this Agreement, any and all rights, title and interests to all Claims set forth in Attachment No 1.  Assignor also agrees that upon execution of this Agreement, Assignor acknowledges Westgate’s outright ownership of the Claims and will relinquish and forever release any claim or right that Assignor may assert against the Claims or Westgate.  In addition to executing this Agreement, Assignor agrees to provide any and all necessary assistance to Westgate in the preparation, execution and filing of any and all additional notices, quit claim deeds, reports and/or other documents with the appropriate state and/or federal agency that may be required to perfect the transfer of the Claims to Westgate and to release any of Assignor’s claim or right to the Claims.

2.           Ownership of Claims.  Assignor is the owner of those Claims set forth in Attachment No. 1.  Assignor hereby warrants and represents that it has the authority to execute this Agreement and to sell, transfer and assign to Westgate each and every Claim set forth in Attachment No. 1 and that each such Claim is unencumbered and there are no outstanding debts, obligations or liabilities related to each such Claim.  Upon execution of this Agreement, Assignor agrees to waive and forever relinquish any and all rights, privileges or benefits it has or may have in the future in any and all of the Claims conveyed to Westgate hereunder. Assignor further agrees to prepare, execute and cause to be annexed hereto as Attachment No. 2, by this reference made a part hereof, appropriate quit claim deeds granting outright ownership and all rights, title and interests in the Claims to Westgate.

3.           Consideration.   In consideration for the conveyance of the Claims by Assignor to Westgate pursuant to the terms and conditions of this Agreement, Westgate agrees that upon the execution of the Agreement and perfection of the conveyance of the Claims, Westgate will immediately cause to be duly authorized, validly issued, certificated and delivered to Assignor and/or its assigns, an aggregate of One Million (1,000,000) shares of Westgate=s authorized but previously unissued common stock (the “Shares”).

4.           Investment Purpose.  Assignor agrees that it will cause to executed any and all appropriate documents to represent that it and/or its assigns are the recipients of the Shares to be issued hereunder and the recipients are acquiring the subject shares for investment purposes only.  Assignor further acknowledges that the Shares being issued hereunder are "restricted securities@ and may not be sold, traded or otherwise transferred without registration under the Securities Act of 1933, as amended, or pursuant to an appropriate exemption therefrom.

5.           Representations of Assignor.

(a)           Assignor hereby represents that it has the authority and requisite corporate power to enter into this Agreement and to perform its obligations hereunder, and that the Agreement and transactions contemplated hereby have been approved by the unanimous consent of its Board of Directors.

(b)           Assignor further represent as to the Claims being granted, assigned and delivered to Westgate hereunder, that it possesses full legal title to the Claims and that there are no liens or other encumbrances against the Claims, and that Assignor has the authority and power to make the assignment of the Claims to Westgate as contemplated hereby.

(c)           Assignor agrees to advise and provide all necessary expertise and assistance to Westgate, including the assisting in the preparation and filing of any and all notices, reports and/or other documents with the appropriate state and/or federal agency that may be required to perfect the transfer of the Claims to from Assignor to Westgate.

6.           Representations of Westgate.

(a)           Westgate hereby represents that it has the authority and requisite corporate power to enter into this Agreement and to perform its obligations hereunder and the Agreement and transactions contemplated hereby have been approved by the unanimous consent of the Westgate Board of Directors.

(b)           Westgate further represents that the Shares to be issued to Assignor and/or its assigns in consideration for the Claims pursuant to the terms of this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

7.           Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person, any rights or remedies under or by reason of this Agreement.

8.           Severability.  The parties to this Agreement hereby agree and affirm that none of the provisions herein is dependent upon the validity of any other provision and, if any part of this Agreement is deemed to be unenforceable, the remainder of this Agreement shall remain in full force and effect.

9.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.  The delivery of an executed counterpart of this Agreement by facsimile, e-mail or other electronic medium, shall be deemed to be an original and shall have the full force and effect of an original executed copy.

10.           Governing Law.  The validity and effect of this Agreement will be governed by, construed and enforced in accordance with the Laws of the State of Utah, without regard to its conflicts of laws or rules.  Any legal proceeding or action arising from this Agreement or the transactions contemplated hereunder shall be brought in a court of competent jurisdiction located in the State of Utah and in no other place.

11.           Amendment.  This Agreement may be amended only upon the written approval by all the parties hereto, although no amendment will be made which substantially and adversely changes or alters the terms hereof.  This Agreement may not be amended except by an instrument, in writing, signed on behalf by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

	(“Assignor”)		(“Westgate”)
	Blue Cap Development Corp.		Westgate Acquisitions Corporation

By:	/s/ Edward F. Cowle	By:	/s/ Geoff Williams
	Its: President		Its: President

Attachment  No. 1

DESCRIPTION OF CLAIMS

Westgate Acquisitions, Inc. acquired claims from Blue Cap Development Corp.

BLM Serial No.                                County No.                      Claim Name
NMMC189185                                201004856                      CAP 3
NMMC189186                                201004855                      CAP 4
NMMC189187                                201004854                      CAP 5
NMMC189188                                201004853                      CAP 6
NMMC189189                                201004852                      CAP 7
NMMC189190                                201004851                      CAP 8
NMMC189191                                201004850                      CAP 9
NMMC189192                                201004849                      CAP 10